Exhibit 99.1

HeartCore Reports Second Quarter 2022 Financial Results

NEW YORK, NY and TOKYO, JAPAN – August 15, 2022 – HeartCore Enterprises, Inc. (“HeartCore” or “the Company”), a leading software development company, today reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 and Recent Operational Highlights

●	Grew total number of global enterprise customers to 877 as of June 30, 2022.

●	Launched “truRes-12K”, the world’s first 12k-compatible real-time 360° virtual reality camera.

●	Released Robot Store, an e-commerce website that provides Robotic Automation Process (“RPA”) services to its Japanese enterprise-level customers.

●	Launched the Human Resources Digital Transformation Development Service, to help implement and advance HR related digital transformation initiatives for its enterprise-level customers.

●	Authorized a $3.5 million share repurchase program.

●	Signed Go IPO consulting agreement with SYLA, marking the Company’s third Go IPO client.

●	Selected by BestStartup.Asia as one of the 101 top Tokyo software companies and startups.

Management Commentary

“We’ve begun generating momentum across all fronts of new and existing lines of business, as we look to expand through organic and inorganic methods,” said CEO Sumitaka Yamamoto. “Although the depreciation of the Yen against the U.S. dollar has been stark, I am encouraged by the 6% increase on Yen-based sales as we’re starting to recognize revenues from Go IPO and continuing to grow our core enterprise software business. The continued inbound interest we’ve received for Go IPO is promising and we expect to capitalize on that growing demand as the only company in Japan to provide this type of service. Additionally, we remain laser focused on looking to expand through M&A and are keen on finding the right company to help augment our growth efforts. I am truly encouraged by all the progress that is being made and look forward to finishing off what we expect will be a strong calendar year for HeartCore.”

Second Quarter 2022 Financial Results

Revenues were $2.7 million compared to $2.9 million in the same period last year. The decrease in revenues was primarily due to a 14% depreciation of the Yen against the U.S. dollar, which was offset by revenue from the Company’s recently launched Go IPO program. On Yen-based sales, revenues increased by 6% year-over-year.

Gross profit decreased to $1.3 million (gross margin of 50%) from $1.7 million (gross margin of 59%) in the same period last year.

Operating expenses increased to $3.0 million from $1.2 million in the same period last year. The increase was due to an increase in selling, general and administrative, and research and development expenses. In particular, the Company experienced a one-time expense in developing the truRes-12K camera, in addition to an increase in employee salary expenses as it ramped up hiring efforts.

Net loss attributable to HeartCore Enterprises, Inc. was $1.7 million, or $(0.09) per share, compared to a net income attributable to HeartCore Enterprises, Inc. of approximately $401,000, or $0.03 per share, in the same period last year. The net loss was primarily due to an increase in operating expenses.

As of June 30, 2022, the Company had a cash balance of $12.5 million compared to $2.6 million in the same period last year.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860

HeartCore Enterprises, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the three months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)

Revenues	$2,670,297	$2,865,192
Cost of revenues	1,337,296	1,175,387
Gross profit	1,333,001	1,689,805

Operating expenses:
Selling expenses	728,836	101,124
General and administrative expenses	1,850,315	1,020,842
Research and development expenses	417,228	80,025
Total operating expenses	2,996,379	1,201,991

Income (loss) from operations	(1,663,378)	487,814

Other income (expenses):
Interest income	9,091	3,726
Interest expenses	(17,590)	(12,404)
Other income	8,777	14,207
Other expenses	(31,562)	(5,403)
Total other income (expenses)	(31,284)	126

Income (loss) before income tax provision	(1,694,662)	487,940

Income tax expense	8,979	76,226

Net income (loss)	(1,703,641)	411,714
Less: net income attributable to non-controlling interest	-	10,924
Net income (loss) attributable to HeartCore Enterprises, Inc.	$(1,703,641)	$400,790

Other comprehensive income (loss):
Foreign currency translation adjustment	219,360	(13,848)

Total comprehensive income (loss)	(1,484,281)	397,866
Less: comprehensive income attributable to non-controlling interest	-	10,557
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$(1,484,281)	$387,309

Net earnings (loss) per common share attributable to HeartCore Enterprises, Inc.*
Basic	$(0.09)	$0.03
Diluted	$(0.09)	$0.03

Weighted average common shares outstanding*
Basic	18,936,829	15,242,454
Diluted	18,936,829	15,515,943

*Retrospectively restated for effect of share issuances on July 16, 2021

HeartCore Enterprises, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,463,179	$3,136,839
Accounts receivable, net	1,119,990	960,964
Prepaid expenses	852,270	444,405
Due from related party	46,639	50,559
Loan receivable from employee	-	8,341
Other current assets	23,304	15,654
Total current assets	14,505,382	4,616,762

Non-current assets:
Property and equipment, net	211,180	261,414
Operating lease right-of-use assets	2,677,171	3,319,749
Deferred tax assets	239,176	297,990
Security deposits	235,274	278,237
Long-term loan receivable from related party	260,592	335,756
Loan receivable from employee, non-current	-	4,518
Other non-current assets	4,012	8,737
Total non-current assets	3,627,405	4,506,401

Total assets	$18,132,787	$9,123,163

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$818,222	$646,425
Accrued payroll and other employee costs	364,123	255,082
Due to related party	5,857	1,110
Current portion of long-term debts	733,235	849,995
Insurance premium financing	220,583	-
Operating lease liabilities, current	280,789	332,277
Finance lease liabilities, current	20,717	37,459
Income tax payables	1,322	10,919
Deferred revenue	1,991,090	1,690,917
Mandatorily redeemable financial interest	-	447,986
Other current liabilities	65,547	281,673
Total current liabilities	4,501,485	4,553,843

Non-current liabilities:
Long-term debts	1,367,101	1,871,580
Operating lease liabilities, non-current	2,467,546	3,076,204
Finance lease liabilities, non-current	9,279	23,861
Other non-current liabilities	132,648	156,627
Total non-current liabilities	3,976,574	5,128,272

Total liabilities	8,478,059	9,682,115

Shareholders’ equity (deficit):
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 18,999,276 and 15,819,943 shares issued; 18,440,467 and 15,546,454 shares outstanding as of June 30, 2022 and December 31, 2021, respectively)	1,899	1,554
Additional paid-in capital	17,883,555	3,350,779
Treasury shares, at cost (558,809 and 0 shares as of June 30, 2022 and December 31, 2021, respectively)	(1,336,762)	-
Accumulated deficit	(7,178,205)	(3,896,113)
Accumulated other comprehensive income (loss)	284,241	(15,172)
Total shareholders’ equity (deficit)	9,654,728	(558,952)
Total liabilities and shareholders’ equity (deficit)	$18,132,787	$9,123,163

HeartCore Enterprises, Inc.

Consolidated Statements of Cash Flows

	For the six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(3,282,092)	$223,477
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expenses	46,688	55,458
Amortization of debt issuance costs	2,768	3,923
Non-cash lease expense	143,845	171,935
Deferred income taxes	14,167	96,517
Share-based compensation	888,826	-
Changes in assets and liabilities:
Accounts receivable, net	(344,779)	(570,886)
Prepaid expenses	(266,030)	(282,508)
Other assets	(5,516)	(46,074)
Accounts payable and accrued expenses	281,567	128,308
Accrued payroll and other employee costs	175,246	105,120
Due to related party	5,448	-
Operating lease liabilities	(148,125)	(176,913)
Finance lease liabilities	(288)	(689)
Income tax payables	(8,756)	5,487
Deferred revenue	596,762	621,707
Other liabilities	(193,598)	13,049
Net cash flows provided by (used in) operating activities	(2,093,867)	347,911

Cash flows from investing activities:
Purchases of property and equipment	(30,963)	(19,894)
Advance and loan provided to related parties	-	(83,798)
Repayment of loan provided to related party	21,508	-
Net cash flows used in investing activities	(9,455)	(103,692)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance cost	13,602,554	-
Proceeds from issuance of common shares prior to initial public offering	220,572	-
Repurchase of common shares	(1,336,762)	-
Payments for finance leases	(24,189)	(29,561)
Proceeds from long-term debt	258,087	-
Repayment of long-term debts	(469,166)	(503,230)
Repayment of insurance premium financing	(167,955)	-
Payments for debt issuance costs	(1,030)	(1,420)
Payment for mandatorily redeemable financial interest	(430,489)	-
Net cash flows provided by (used in) financing activities	11,651,622	(534,211)

Effects of exchange rate changes	(221,960)	(149,784)

Net change in cash and cash equivalents	9,326,340	(439,776)

Cash and cash equivalents - beginning of the period	3,136,839	3,058,175

Cash and cash equivalents - end of the period	$12,463,179	$2,618,399

Supplemental cash flow disclosures:
Interest paid	$28,025	$20,635
Income taxes paid	$3,013	$9,047

Non-cash investing and financing transactions
Payroll withheld as repayment of loan receivable from employees	$12,034	$7,240
Expense paid by related parties on behalf of the Company	$-	$39,679
Liabilities assumed in connection with purchase of property and equipment	$9,676	$-
Share repurchase liability settled by issuance of common shares	$16	$-
Deferred offering costs recognized against the proceeds from the offering	$178,847	$-
Insurance premium financing	$388,538	$-